SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)

Filed by the Registrant    [ X ]
Filed by a party other than the Registrant           [    ]

Check the              [  ]  Preliminary Proxy Statement
appropriate box:       [  ]  Confidential, for Use of the Commission Only (as
                             permitted by Rule 14a-6(e)(2))
                       [ X]  Definitive Proxy Statement
                       [  ]  Definitive Additional Materials
                       [  ]  Soliciting Material Pursuant to S/S 240.14a-11(c)
                             or S/S 240.14a-12

                  Alberto-Culver Company
                 (Name of Registrant as Specified In Its Charter)


        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [ X ]  No fee required.
 [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

        1.)    Title of each class of securities to which transaction applies:

  ------------------------------------------------------------------------------

        2.)    Aggregate number of securities to which transaction applies:

  ------------------------------------------------------------------------------

        3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 -------------------------------------------------------------------------------

        4.)    Proposed maximum aggregate value of transaction:

 -------------------------------------------------------------------------------

        5.)    Total Fee paid:


  [    ] Fee paid previously with preliminary materials.

  [    ] Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1.)  Amount previously paid:  $________________

         2.)  Form, Schedule or Registration Statement No.:  ___________________

         3.)  Filing Party:  ___________________________________________________

         4.)  Date Filed:  ________________________________

                                                     ALBERTO-CULVER COMPANY
                                                     Melrose Park, Illinois

                                                     December 12, 1997




TO THE STOCKHOLDERS:

         The annual meeting of stockholders will be held at the principal office of the Company in Melrose Park, Illinois, on Thursday, January 22, 1998, at 10:00 a.m.
         You are cordially invited to attend this meeting in person. The principal business at the meeting will be to (i) elect four directors, (ii) approve an amendment to the Employee Stock Option Plan of 1988 and (iii) approve an amendment to the 1994 Stock Option Plan For Non-Employee Directors.
         At your earliest convenience, please sign and return the enclosed proxy card to assure that your shares will be represented at the meeting.

                                                     Sincerely,



                                                     /s/ Leonard H. Lavin
                                                     Leonard H. Lavin
                                                          Chairman

                                NOTICE OF MEETING


         The annual meeting of stockholders of Alberto-Culver Company will be held on Thursday, January 22, 1998, at 10:00 a.m. Chicago time, at the principal office of the Company, 2525 Armitage Avenue, Melrose Park, Illinois 60160 for the following purposes:
         1. To elect four directors.

         2. To approve an amendment to the Employee Stock Option Plan of 1988.

         3. To approve an amendment to the 1994 Stock Option Plan For Non-Employee Directors.

         4. To transact such other business as may properly come before the meeting.

         The board of directors has fixed the close of business on November 25, 1997 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting.

                                                        /s/ Bernice E. Lavin
                                                        Bernice E. Lavin
                                                            Secretary

December 12, 1997

ALBERTO-CULVER COMPANY                                         PROXY STATEMENT
2525 Armitage Avenue                                         December 12, 1997
Melrose Park, Illinois   60160

                             Solicitation of Proxies

         The board of directors of Alberto-Culver Company (the "Company") solicits your proxy for use at the annual meeting of stockholders to be held on January 22, 1998 and at any adjournment thereof.

         On November 25, 1997, the record date for the meeting, the Company had outstanding shares of common stock consisting of 22,850,658 shares of Class A and 33,532,480 shares of Class B. This Proxy Statement and form of proxy are being mailed to stockholders on or about December 12, 1997.

         Each holder of record at the close of business on the record date is entitled to one vote for each Class B share and one-tenth of a vote for each Class A share then held. Any person submitting a proxy has the right to revoke it at any time before it is voted, in person at the meeting or by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

         The election of directors is decided by a plurality of the votes cast by holders of all shares entitled to vote in the election. Accordingly, withheld votes and broker non-votes will not affect the outcome of the election. The affirmative vote of the majority of shares of stock present in person or by proxy at the meeting and entitled to vote on such matter is required to approve the amendment to the Employee Stock Option Plan of 1988 and the amendment to the 1994 Stock Option Plan For Non-Employee Directors. Although abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, abstentions will have the effect of a vote against the proposed amendments and broker non-votes will have no effect on such proposed amendments.

                              Election of Directors

         Unless otherwise instructed, proxies will be voted for the election as directors of the four persons listed as nominees for a term of three years. All of the nominees are currently serving as directors. Should any of the nominees become unable to accept nomination or election (which the Company has no reason to expect), it is the intention of the persons named in the enclosed proxy to vote for a substitute in each case or the board of directors may make an appropriate reduction in the number of directors to be elected.

Nominees for Terms Expiring at the Annual Meeting in 2001 (Class I)

         Robert P. Gwinn, age 90, has served as a director of the Company since 1988 and as the Chairman Emeritus of Encyclopaedia Britannica, Inc., a publisher, since September 1993 and as Chairman and Chief Executive Officer of Encyclopaedia Britannica, Inc. for more than five years prior to September 1993. Mr. Gwinn is also a director of CNA Financial Corporation.

         William W. Wirtz, age 68, has served as a director of the Company since 1978 and as President of Wirtz Corporation, a diversified operations and investment company, for more than the past five years. Mr.
Wirtz is also a director of Firstar Corporation.

         Lee W. Jennings, age 69, has served as a director of the Company since 1989 and as President and Chief Executive Officer of Jennings and Associates, a strategic consulting firm, for more than the past five years. Mr. Jennings is also a director of A. O. Smith Corporation, Fruit-of-the-Loom, Inc., Teppco Partners, L.P. and Prime Capital Corporation.

         A. G. Atwater, Jr., age 54, has served as a director of the Company since October 1995 and has been President and Chief Executive Officer of Amurol Confections Company, a wholly owned associated company of the Wm. Wrigley Jr. Company, for more than the past five years.

         The board of directors recommends that the stockholders vote FOR each of the nominees for director.

Directors Whose Terms Expire at the Annual Meeting in 1999 (Class II)

         Howard B. Bernick, age 45, has served as a director of the Company since 1986, as President of the Company since November 1988 and as Chief Executive Officer since October 1994. From November 1988 to October 1994, Mr. Bernick served as Chief Operating Officer. Mr. Bernick is also a director of AAR Corp. Mr. Bernick is the husband of Carol L. Bernick.

         Bernice E. Lavin, age 72, has served as a director and Secretary and Treasurer of the Company since 1955 and as Vice Chairman since July 1994. From 1955 to July 1994, Mrs. Lavin served as Vice President. Mrs. Lavin is the wife of Leonard H. Lavin and the mother of Carol L. Bernick.

         Harold M. Visotsky, M.D., age 73, has served as a director of the Company since 1989 and has been the Owen L. Coon Professor of Psychiatry and Behavioral Sciences at Northwestern University Medical School for more than the past five years. Dr. Visotsky is also the Director of Asher Center, Northwestern University.

         Allan B. Muchin, age 61, has served as a director of the Company since October 1995 and as Chairman of Katten, Muchin & Zavis, a Chicago-based law firm, since November 1995. For more than five years prior to November 1995, Mr. Muchin served as Co-Managing Partner and a Member of the Board of Directors and Executive Committee of Katten, Muchin & Zavis.

Directors Whose Terms Expire at the Annual Meeting in 2000 (Class III)

         Carol L. Bernick, age 45, has served as a director of the Company since 1984, as Executive Vice President and Assistant Secretary of the Company since October 1990 and as President of Alberto-Culver USA, Inc. since October 1994. From November 1988 to October 1990, she served as Group Vice President.
Mrs. Bernick is the wife of Howard B. Bernick and the daughter of Mr. and Mrs. Leonard H. Lavin.

         Leonard H. Lavin, age 78, the founder of the Company, has served as a director and Chairman of the Company since 1955. From 1955 to October 1994, Mr. Lavin served as Chief Executive Officer of the Company. From 1955 to November 1988, Mr. Lavin served as President of the Company. Mr. Lavin is the husband of Bernice E. Lavin and the father of Carol L. Bernick.

         A. Robert Abboud, age 68, has served as a director of the Company since March 1994 and as President of A. Robert Abboud and Company for more than the past five years. Mr. Abboud is also a director of AAR Corp., Inland Steel Industries, Inc. and Hartmarx Corporation.

         Robert H. Rock, D.B.A., age 47, has served as a director of the Company since October 1995 and as the President of MLR Holdings, L.L.C., an investment company with holdings in publishing and information businesses, for more than the past five years. Mr. Rock has also served as Chairman of Metroweek Corporation, a publisher of weekly newspapers and specialty publications, for more than the past five years. From 1991 to March 1995, Mr. Rock served as Chairman of IDD Enterprises, a publisher and provider of on-line services. Mr. Rock is also a director of Hunt Manufacturing Company, Quaker Chemical Corporation, R.P. Scherer Corporation and Penn Mutual Life Insurance Company.

               Share Ownership of Directors and Executive Officers

         The table below contains information concerning the number of shares of Class A common stock and Class B common stock beneficially owned by each director, each person named in the Summary Compensation Table and by all directors and executive officers as a group.


                            Shares Beneficially Owned         Percent
Name                        on November 25, 1997 (1)(2)       of Class

                            Class A              23,250 (3)         (4)
Robert P. Gwinn             Class B                   0
                            Class A             593,250 (5)      2.59 %
William W. Wirtz            Class B           1,794,000 (5)      5.35 %
                            Class A              11,250 (6)         (4)
Lee W. Jennings             Class B               6,800 (6)         (4)
                            Class A               9,500 (7)         (4)
A.G. Atwater, Jr.           Class B                   0
                            Class A             634,300 (8)      2.75 %
Howard B. Bernick           Class B             655,063 (8)      1.95 %
                            Class A             534,680 (9)      2.34 %
Bernice E. Lavin            Class B           5,500,630 (9)     16.40 %
                            Class A              11,250 (10)        (4)
Harold M. Visotsky          Class B               1,000             (4)
                            Class A               9,500 (11)        (4)
Allan B. Muchin             Class B                   0
                            Class A             573,608 (12)     2.47 %
Carol L. Bernick            Class B           3,624,130 (12)    10.81 %
                            Class A             542,488 (13)     2.37 %
Leonard H. Lavin            Class B           5,691,128 (13)    16.97 %
                            Class A              11,250 (14)        (4)
A. Robert Abboud            Class B               2,000             (4)
                            Class A               8,200 (15)        (4)
Robert H. Rock              Class B                   0
                            Class A             452,836 (16)     1.96 %
Michael H. Renzulli         Class B             165,170 (16)        (4)

All Directors and
Executive Officers
as a Group (19 persons,     Class A           3,577,661 (17)    14.93 %
including the above)        Class B          17,484,418 (17)    52.14 %

(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2) Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Each person disclaims beneficial ownership of any shares indicated as owned indirectly.

(3) Includes 11,250 Class A shares subject to stock options exercisable currently or within 60 days.

(4)    Less than 1.0% of the outstanding shares.

(5) Includes 11,250 Class A shares subject to stock options exercisable currently or within 60 days. Also includes 582,000 Class A shares and 1,746,000 Class B shares owned by Wirtz Corporation, of which Mr. Wirtz is president and a director; and 8,000 Class B shares owned by William Wirtz Pension Trust, of which Mr. Wirtz is a trustee.

(6) Includes 11,250 Class A shares subject to stock options exercisable currently or within 60 days. Does not include 800 Class B shares owned by Mr. Jennings' wife.

(7) Includes 5,221 Class A shares subject to stock options exercisable currently or within 60 days.

(8) Includes 224,300 Class A shares subject to employee stock options exercisable currently or within 60 days; 11,103 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan; 43,960 Class B shares held as co-trustee of a trust for the benefit of Mr. and Mrs. Bernick's children, for which Mr. Bernick shares voting and investment power; and 50,000 Class A shares held by the Bernick Family Foundation of which Mr. Bernick is a director and an officer and shares voting and investment power. In addition, does not include shares reported as owned by Mrs.
       Bernick.

(9) Includes 434,480 Class A shares and 653,728 Class B shares held as sole trustee of trusts for the benefit of Mr. and Mrs. Lavin's children and grandchildren; 954,948 Class B shares held as co-trustee with Mrs. Bernick of a grantor annuity trust for the benefit of Mrs. Lavin; and 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick, for which Mrs. Lavin shares voting and investment power. Does not include 542,488 Class A shares and 320,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin or Mrs. Bernick.

(10) Includes 3,750 Class A shares subject to stock options exercisable currently or within 60 days; and 7,500 Class A shares held as trustee of a trust for the benefit of Dr. Visotsky's wife. Does not include 400 Class A shares held in a trust for the benefit of Dr. Visotsky, for which trust Dr. Visotsky's wife has sole voting and investment power.

(11) Includes 7,500 Class A shares subject to stock options exercisable currently or within 60 days.

(12) Includes 411,772 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 2,132,880 Class B shares held as co-trustee of grantor annuity trusts for the benefit of Mrs. Bernick's siblings; 1,066,978 Class B shares held as co-trustee of a grantor annuity trust for the benefit of Mrs. Bernick, for which Mrs. Bernick shares voting and investment power; 100,000 Class B shares held as trustee of an insurance trust for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 8,024 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan. Does not include 50,000 Class A shares held by the Bernick Family Foundation of which Mrs. Bernick is a director and the President; 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick; 954,948 Class B shares held as co-trustee with Mrs. Lavin of a grantor annuity trust for the benefit of Mrs. Lavin; 954,948 Class B shares held as co-trustee with Mr. Lavin of a grantor annuity trust for the benefit of Mr. Lavin; and 542,488 Class A shares and 320,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick and Mr. and Mrs. Lavin.

(13) Includes 954,948 Class B shares held as co-trustee with Mrs. Bernick of a grantor annuity trust for the benefit of Mr. Lavin; and 542,488 Class A shares and 320,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power. Does not include shares reported as owned by Mrs. Lavin or Mrs. Bernick.

(14) Includes 3,750 Class A shares subject to options exercisable currently or within 60 days.

(15) Includes 7,500 Class A shares subject to stock options exercisable currently or within 60 days and 700 Class A shares held jointly with Mr. Rock's wife.

(16) Includes 305,000 Class A shares subject to employee stock options exercisable currently or within 60 days and 22,054 Class B shares as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan.

(17) Includes 1,112,643 Class A shares subject to stock options exercisable currently or within 60 days; and 57,158 Class B shares as participants in the Alberto-Culver Company Employees' Profit Sharing Plan. Such persons have shared voting and investment power as to 702,678 Class A shares and 1,731,538 Class B shares.

                Meetings and Committees of the Board of Directors

       The board of directors of the Company held four regularly scheduled meetings and no special meetings during fiscal year 1997. No director attended fewer than three-fourths of the aggregate number of meetings of the board and of the committees described below on which he or she served during the fiscal year.

       There are four standing committees of the board of directors. The audit committee, which is composed of William W. Wirtz, Chairman, A. G. Atwater, Jr., Robert P. Gwinn, Lee W. Jennings and Allan B. Muchin, held two meetings during fiscal year 1997. The audit committee makes recommendations to the board regarding the engagement of independent auditors each year and reviews with the outside and internal auditors the scope and results of their audits.

       The executive committee, which is composed of Leonard H. Lavin, Chairman, A.G. Atwater, Jr., Howard B. Bernick, Robert P. Gwinn and Bernice E. Lavin, held one meeting during fiscal year 1997. The executive committee has many of the powers of the board of directors and can act when the board is not in session.

       The compensation committee, which is composed of William W. Wirtz, Chairman, A. Robert Abboud, Robert P. Gwinn, Robert H. Rock and Harold M. Visotsky, held ten meetings during fiscal year 1997. The compensation committee reviews executive performance and compensation and administers benefit plans pursuant to which executive officers receive stock options and other incentive awards.

       The nominating committee, which is composed of Leonard H. Lavin, Chairman, A. Robert Abboud, Carol L. Bernick, Bernice E. Lavin and Harold M. Visotsky, held no meetings during fiscal year 1997. The function of the nominating committee is to evaluate and recommend persons to fill vacancies or newly created positions on the board of directors and to submit the names of those persons so recommended to the full board of directors for approval. Stockholders may submit recommendations for nominations for election to the board of directors. Additional information regarding the stockholder recommendation procedure will be provided upon request to the Secretary of the Company. Stockholder nominations of directors are subject to the notice requirements described under "Other Business" below.

                             Executive Compensation

       The table below summarizes certain information with respect to compensation paid by the Company or its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the past three fiscal years.

                           SUMMARY COMPENSATION TABLE
====================================================================================================================================
                                                                                 Long-Term Compensation
                                                   Annual Compensation         Awards               Payouts
                                                                               Number of            SVIP            All Other
Name and Principal                             Salary          Bonus           Stock Options        Payouts         Compensation
Position                             Year      ($)            ($)              Granted              ($) (1)         ($)
------------------------------------------------------------------------------------------------------------------------------------
Leonard H. Lavin,                    1997      $999,996        $1,225,000           -              $1,115,000      $166,924  (2)
Chairman                             1996      $999,996          $999,000           -                   -          $150,827
                                     1995      $999,996          $945,000           -                   -          $136,376
------------------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin,                    1997      $587,499          $576,000           -              $  223,000      $166,924  (3)
Vice Chairman,                       1996      $549,996          $439,000           -                   -          $150,827
Secretary and Treasurer              1995      $518,748          $390,000           -                   -          $132,596
------------------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick,                   1997      $825,006        $1,010,000        114,000            $ 635,550      $  8,410  (4)
President and Chief                  1996      $725,001          $724,000        138,000                -          $  7,376
Executive Officer                    1995      $631,254          $595,000        142,400                -          $  6,517
------------------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick,
President, Alberto-Culver            1997      $636,252          $624,000         48,000             $ 278,750     $  8,238  (4)
USA, Inc. and Executive              1996      $581,247          $464,000         60,000                 -         $  7,196
V.P. and Assistant Secretary         1995      $517,500          $390,000         66,400                 -         $  6,261
of the Company
------------------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli,                 1997      $626,256          $705,000         48,000             $ 289,900     $ 20,132  (5)
President, Sally Beauty              1996      $567,750          $510,000         66,400                 -         $ 18,999
Company, Inc.                        1995      $507,000          $500,000         66,400                 -         $ 16,336
====================================================================================================================================

(1) For the three-year measurement period ended September 30, 1997, the total shareholder return on the Company's Class A shares was 146%, placing it in the 79th percentile of the S&P 500 with a corresponding payout per SVIP unit of $2,230. 1997 was the first year in which any awards were payable under the 1994 Shareholder Value Incentive Plan.

(2) The amount includes $25,013, $24,365 and $24,364 of imputed income from life insurance for 1997, 1996 and 1995, respectively; annual contributions to the Alberto-Culver Company Employees' Profit Sharing Plan of $4,766, $4,700 and $3,973 in 1997, 1996 and 1995, respectively;
       and $137,145, $121,762 and $108,039 of imputed income from split-dollar life insurance policies for 1997, 1996 and 1995, respectively.

(3) The amount includes $25,013, $24,365 and $20,584 of imputed income from life insurance for 1997, 1996 and 1995, respectively; annual contributions to the Alberto-Culver Company Employees' Profit Sharing Plan of $4,766, $4,700 and $3,973 in 1997, 1996 and 1995, respectively;
       and $137,145,

                                                               8



       $121,762 and $108,039 of imputed income from split-dollar life insurance policies for 1997, 1996 and 1995, respectively.

(4) For Mr. and Mrs. Bernick, the amount for each includes $2,808, $1,836 and $1,666 of imputed income from life insurance for 1997, 1996 and 1995, respectively; annual contributions to the Alberto-Culver Company Employees' Profit Sharing Plan of $4,766, $4,700 and $3,973 in 1997, 1996 and 1995, respectively; and $664, $660 and $622 of matching contributions to the Alberto-Culver 401(k) Savings Plan for 1997, 1996 and 1995, respectively, for Mrs. Bernick; and $836, $840 and $878 of matching contributions to the Alberto-Culver 401(k) Savings Plan for 1997, 1996 and 1995, respectively, for Mr. Bernick.

(5) The amount includes $9,100, $8,100 and $6,891 of imputed income from life insurance for each of 1997, 1996 and 1995, respectively; annual contributions to the Alberto-Culver Company Employees' Profit Sharing Plan of $9,532, $9,399 and $7,945 in 1997, 1996 and 1995, respectively;
       and $1,500, $1,500 and $1,500 of matching contributions to the Alberto-Culver 401(k) Savings Plan for 1997, 1996 and 1995, respectively.


       Effective as of July 1, 1997, each non-employee director's annual compensation was increased from $16,000 to $25,000. In addition, each non-employee director received $1,000 for each meeting of the board of directors attended in fiscal year 1997. Non-employee members of the executive, audit and compensation committees received $1,000 per committee meeting attended in fiscal year 1997. Effective October 1, 1997, (i) each non-employee director will receive $1,500 for each meeting of the board of directors attended, (ii) each non-employee member of the executive, audit and compensation committees will receive $1,500 per committee meeting attended and (iii) the chairman of the audit committee and the chairman of the compensation committee will receive an additional annual retainer of $3,500. Employee directors receive no additional compensation for serving on the board of directors or its committees.

       In addition, each non-employee director participates in the 1994 Stock Option Plan For Non-Employee Directors (the "Director Plan") which was approved by the stockholders at the 1995 annual meeting. Under the Director Plan, a non-qualified option to purchase 15,000 shares of Class A common stock (as adjusted to reflect the 100% stock dividend paid on February 20, 1997) was automatically granted to each incumbent non-employee director at the time of the adoption of the Director Plan by the board of directors. On October 23, 1997 the board of directors amended the Director Plan to reduce the number of Class A shares that will automatically be granted to any new non-employee director upon his or her initial election or appointment as a director of the Company from 15,000 shares to 7,500 shares. No person may receive more than one option grant under the Director Plan. The exercise price of options granted under the Director Plan is the fair market value on the date granted. Options are granted for a ten-year term and are exercisable in four equal annual installments commencing one year after the date of grant.

                               Stock Option Grants

       The table below sets forth certain information with respect to options granted to the persons named in the Summary Compensation Table during the fiscal year ended September 30, 1997.

====================================================================================================================================

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------------
                           Number        % of Total                                   Potential realizable value at assumed
                          of Stock         Options                                    annual rates of stock price appreciation
                           Options         Granted        Exercise       Expiration            for option term (3)
         Name            Granted(1)     to Employees        Price           Date
                                       in Fiscal Year      ($)(2)                           5 %               10 %

------------------------------------------------------------------------------------------------------------------------------------
Leonard H. Lavin              -              -                -               -               -                   -
------------------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin              -              -                -               -               -                   -
------------------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick         114,000           12.8%         $19.75          10/30/06    $1,415,956            $3,588,311
------------------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick           48,000            5.4%         $19.75          10/30/06    $  596,192            $1,510,868
------------------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli        48,000            5.4%         $19.75          10/30/06    $  596,192            $1,510,868
====================================================================================================================================


(1) Options are granted under the Employee Stock Option Plan of 1988 which permits the compensation committee of the board of directors to grant non-qualified options to purchase shares of Class A common stock. All options granted have a term of ten years from the date of grant. Options become exercisable on a cumulative basis in annual increments of one-fourth of the optioned shares, commencing one year after the date of grant. Mr. and Mrs. Lavin have elected not to receive stock option grants under the plan. The compensation committee may accelerate the exercisability of any options subject to such terms and conditions as it deems necessary and appropriate. In the event of a change in control of the Company, as defined in the plan, all outstanding options become immediately excercisable, or option holders become entitled to receive a cash payment in lieu of the exercise of their options, as set forth in the plan. The number of stock options granted have been adjusted to reflect the 100% stock dividend paid on February 20, 1997.

(2) The exercise price has been adjusted to reflect the 100% stock dividend paid on February 20, 1997.

(3) The dollar amounts in these columns assume that the market price per share of the Class A common stock appreciates in value from the date of grant to the expiration date of the option at the annualized rates indicated. These rates are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of Class A common stock.


                             Stock Option Exercises

      The table below sets forth certain information with respect to the exercise of options during the fiscal year ended September 30, 1997 by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

====================================================================================================================================

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE
                                                                                Number of               Value of
                                                                               unexercised             unexercised
                                         Shares                                options at             in-the-money
                                       acquired on           Value               fiscal                options at
                                       exercise (1)         Realized             year-end           fiscal year-end (2)
                                                              ($)                    ($)
              Name                                                            ------------------------------------------------------
                                                                              Exercisable/            Exercisable/
                                                                              unexercisable           unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Leonard H. Lavin                            -                  -                    -                       -
------------------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin                            -                  -                    -                       -
------------------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick                        194,000          $1,773,563         105,700/308,700      $1,463,288/$3,438,476
------------------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick                           9,360          $   77,834         343,172/151,200      $5,319,228/$1,774,705
------------------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli                         -                  -             247,300/143,500      $3,791,860/$1,640,735
====================================================================================================================================

(1) Adjusted to reflect the 100% stock dividend paid on February 20, 1997. Mr. and Mrs. Lavin have elected not to receive stock option grants under the Employee Stock Option Plan of 1988.

(2) Based on the average of the high and low trading price of the Class A common stock of $26.1875 on September 30, 1997, the last trading day of the fiscal year.

                                                               11

                           Long-Term Incentive Awards

      The table below sets forth certain information with respect to the grant of performance units under the 1994 Shareholder Value Incentive Plan ("SVIP") during the fiscal year ended September 30, 1997 to the persons named in the Summary Compensation Table.

====================================================================================================================================
                                               LONG-TERM INCENTIVE PLAN --
                                                AWARDS IN LAST FISCAL YEAR
====================================================================================================================================


                                                                           Potential Future Payouts Under
                                                                           Shareholder Value Incentive Plan
                                                                           ---------------------------------------------------------


                                                        Performance or
                                       Number of         Other Period
                                    Shares, Units or   Until Maturation     Threshold         Target          Maximum
                                    Other Rights (1)      or Payout             ($)             ($)             ($)

------------------------------------------------------------------------------------------------------------------------------------
Leonard H. Lavin                          500              3 years             $250,000     $500,000        $1,500,000
------------------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin                          150              3 years             $ 75,000     $150,000        $  450,000
------------------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick                         375              3 years             $187,500     $375,000        $1,125,000
------------------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick                          160              3 years             $ 80,000     $160,000        $  480,000
------------------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli                       160              3 years             $ 80,000     $160,000        $  480,000
====================================================================================================================================


(1) Awards under the SVIP are made in the form of performance units, each unit having a payout value of $500 if the threshold performance is obtained, $1,000 if the target performance is obtained and $3,000 if the maximum performance is obtained. Units will have no value if the threshold performance is not attained. Performance units were granted at the beginning of fiscal year 1997 for the three-year performance period of October 1, 1996 through September 30, 1999. At the time the performance units were granted, objectives for the performance period were established based on the percentile ranking of Class A common stock measured by total shareholder return against companies comprising the Standard & Poor's 500 Index. Under amendments to the SVIP approved by the board of directors, participants may elect to receive all or a portion of their award in Class A common stock. Starting with grants given in fiscal year 1998, participants owning shares of Class A and Class B common stock having a value below a level determined by the compensation committee will be required to take at least 50% of their award, less applicable withholding taxes, in Class A common stock. In the event of a change in control of the Company, as defined in the SVIP, all or a pro-rata portion, based on the amount of the performance period then elapsed, of the outstanding performance units will become payable as set forth in the plan.


       Deferred Compensation Agreements and Change in Control Arrangements

      The board of directors approved severance agreements with the Company's officers, including the officers named in the Summary Compensation Table on page 7 (the "named executive officers"). The severance agreement for each named executive officer provides for a payment in the amount of 2.99 times the sum of the officer's annual salary and highest annual bonus during the preceding five fiscal years of the Company and continuation of health, life, disability and similar insurance benefits for a three-year period if such officer's employment with the Company terminates under the circumstances set forth in the severance agreement within two years after a change in control. These agreements also provide for payment to the named executive officer of accrued salary and vacation pay, and of all amounts which he or she would be eligible to receive under the Company's incentive plans applicable to the fiscal year in which the termination occurs. The amounts payable to such an officer under each severance agreement may be reduced so as to not exceed the limitation set forth in Section 280G of the Internal Revenue Code.

      The vesting of stock option awards granted to named executive officers under the Employee Stock Option Plan of 1988 will be accelerated upon the occurrence of a change in control and all outstanding stock option awards will either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option awards. In addition, the payment of awards granted under the 1994 Management Incentive Plan and the 1994 Shareholder Value Incentive Plan will be accelerated, and all or a pro-rata portion of each such award will become payable, upon the occurrence of a change in control, as provided in such plans.

                          Compensation Committee Report

      The compensation committee of the board of directors is comprised of William W. Wirtz, Chairman, A.Robert Abboud, Robert P. Gwinn, Robert H. Rock and Harold M. Visotsky. The compensation committee is responsible for reviewing executive performance and compensation, approving employment agreements with executive officers and administering benefit plans pursuant to which executive officers receive stock options, annual and long-term incentive awards, retirement income and other compensation awards.

      The Company's objectives for its executive compensation program are:

      o  To attract, motivate and retain highly qualified individuals.

      o  To link the interests of executive officers closely with stockholders.

      o To increase the personal stake of the executive officers in the continued success and growth of the Company by linking a significant portion of executive officers' compensation to the performance of the Company.

      In order to achieve these objectives, executive compensation for the last fiscal year was based principally on three components: base salary, annual bonus and long-term incentive compensation.

Base Salary

      Base salaries of executive officers are reviewed from time to time by the compensation committee and adjusted appropriately. The factors used in determining an executive officer's base salary are the duties and level of responsibility of the executive officer, the past performance of the executive officer, the performance of the executive officer's principal business unit, if any, and the performance of the Company. The compensation committee exercises its judgment in making a determination of the impact which these factors have on setting the executive officers' salaries, and in this connection, the committee considers the recommendations of management.

Annual Bonus

      Annual bonuses are awarded pursuant to the 1994 Management Incentive Plan ("MIP"). At the beginning of the fiscal year, the compensation committee, based on competitive practices and the recommendations of management, established a total incentive award opportunity, stated as a percentage of base salary, for each executive officer. Each executive officer's total award opportunity was allocated among one or more of the following: (i) consolidated sales and pre-tax earnings growth objectives; (ii) sales and pre-tax earnings growth objectives of a subsidiary or division, and (iii) individual business objectives.

      For each of the financial objectives, the compensation committee establishes three levels of performance: threshold, target and super bonus. The Company exceeded its super bonus level for consolidated pre-tax earnings and exceeded its threshold level for consolidated sales growth for fiscal year 1997. As a result, all executive officers earned at least a portion of their total incentive award opportunity. Actual bonuses paid to executive officers varied depending on the level of achievement for sales and pre-tax earnings growth of their subsidiary or division, and the achievement of their individual business objectives, if applicable.

      In December, 1996, the MIP was amended to permit the compensation committee to increase or decrease annual bonuses paid to executive officers, other than the Chief Executive Officer and the four other most highly compensated executive officers of the Company, as the committee, in its discretion, determines based on factors and circumstances that the committee deems appropriate.

Long-Term Incentive Compensation

      The Company's long-term incentive compensation program consists of grants of stock options and performance units. Stock options were granted to executive officers under the Employee Stock Option Plan of 1988 (the "ACSOP"). Non-qualified stock options were granted for a term of ten years with an option price equal to the fair market value of the Class A common stock on the date of grant. Stock options become exercisable in four equal annual increments commencing one year after grant.

      Executive officers were also granted performance units pursuant to the 1994 Shareholder Value Incentive Plan (the "SVIP"). Each performance level unit has a payout value of $500 if the threshold performance level is obtained, $1,000 if the target performance level is obtained and $3,000 if the maximum performance level is obtained. Generally, the threshold, target and maximum performance levels are obtained when the total shareholder return on Class A shares meets or exceeds the performance of 50%, 60% and 90% of the companies in the S&P 500, respectively. Under certain circumstances, such awards will be paid in Class A common stock. Units will have no value if the threshold performance is not attained. At the time performance units were granted, the compensation committee, based on the recommendations of management and KPMG Peat Marwick LLP, the Company's outside compensation consultants, established objectives for the three-year performance period, October 1, 1996 through September 30, 1999, based on the percentile ranking of the Class A common stock measured by total shareholder return against companies comprising the Standard & Poor's 500 Index.

      Decisions with respect to grants of stock options and performance units to executive officers were made based on a formula proposed by KPMG Peat Marwick LLP and recommendations from Hewitt Associates LLC. Under this formula, executive officers received grants of stock options and performance units having a value equal to a percentage of his or her base salary. The number of stock options and performance units granted were then adjusted based on the same factors for determining base salary. Since the adoption of the ACSOP, Leonard H. Lavin and Bernice E. Lavin have elected not to receive stock options under the plan.

      In  fiscal  year  1997,  the  compensation   committee  established  stock
ownership guidelines for all SVIP participants. Under these guidelines, the Chief Executive Officer is required to have at least five times, and senior officers are required to have at least three times, their annual base salary invested in common stock of the Company. All other participants are required to have at least 1.75 times their annual base salary invested in common stock of the Company. Participants have until the year 2002 to achieve these ownership guidelines. In addition, in fiscal year 1997 the compensation committee established ownership guidelines for outside directors. Under these guidelines, outside directors are required to have at least $100,000 invested in the common stock of the Company by the year 2002.

Chief Executive Officer Compensation

      Mr. Bernick's fiscal year 1997 total compensation was established considering competitive market comparisons, Company performance and the executive compensation philosophy established by the compensation committee. This philosophy targets fixed compensation near competitive medians and provides significant performance-based variable compensation opportunities. His 1997 base salary increase took into consideration: (i) the range of base salaries paid to the Chief Executive Officers at a comparison group of companies, (ii) the Company's revenue size relative to the comparison group, and (iii) Mr. Bernick's performance since he became Chief Executive Officer as primarily represented by the Company's superior level of performance during this period.

      Mr. Bernick's fiscal year 1997 annual incentive award reflected the annual incentive formula previously described with pre-tax earnings exceeding the super bonus level and sales growth exceeding the threshold level. Both fiscal year 1997 sales and pre-tax earnings were records for the Company.

      The SVIP payouts and the number of stock options granted in fiscal year 1997 reflect the total shareholder return on the Company's Class A shares of 146% over the period of fiscal year 1995 through fiscal year 1997, placing it in the 79th percentile of the companies in the S&P 500.

Deductibility of Compensation

      As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m) which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the four other most highly compensated officers of the Company. Under Section 162(m), compensation paid to each of these officers in excess of $1.0 million per year is deductible by the Company only if it is "performance-based."

      It is the Company's intention that compensation paid to its executive officers be deductible for federal income tax purposes, unless circumstances warrant otherwise. The Company believes that all bonuses paid to executive officers under the MIP and SVIP will be tax deductible and that any compensation generated upon the exercise of non-qualified stock options granted under the ACSOP will be tax deductible by the Company.

                         Compensation Committee Members

                           William W. Wirtz, Chairman

                           A. Robert Abboud

                           Robert P. Gwinn

                           Robert H. Rock

                           Harold M. Visotsky

                                PERFORMANCE GRAPH

       The following graph compares the cumulative total shareholder return on the Company's Class A common stock and Class B common stock, the S&P 500 Index, and a selected peer group of companies for the last five fiscal years. During 1997, the Company changed its peer group by adding five companies. This change was necessitated by a decrease in the Company's peer group from 14 companies to 8 companies over the last three years due to acquisitions or mergers, including two in 1997, Tambrands Inc. and Cosmetic Center, Inc.

       The remaining companies in the old peer group consists of Block Drug Company, Inc., Church & Dwight Co., Inc., Claire's Stores, Inc., Del Laboratories, Inc., DEP Corp., Helen of Troy Corp., Tandy Corp. and Windmere Corp. The "new" peer group includes all the remaining companies in the "old" peer group along with Carter-Wallace, Inc., Chattem, Inc., McCormick & Company, Inc., Regis Corp., and Perfumania, Inc.

       For the purpose of calculating the peer group average, the cumulative total shareholder returns of each company have been weighted according to its stock market capitalization at the beginning of the fiscal year. The graph assumes $100 was invested on September 30, 1992 and that all dividends were reinvested.




                              [Performance Graph]














                                        1993              1994             1995              1996             1997
                                        ----              ----             ----              ----             ----
Alberto-Culver Class A                  $ 83               103              124               173              247
Alberto-Culver Class B                    96               100              132               190              268

S & P 500 Index                          113               117              152               183              257
Peer Group - New                         104                97              124               124              167
Peer Group - Old                         112               124              167               159              235

                                                               17

                             Principal Stockholders

        The table below contains information as of November 25, 1997 concerning stock ownership by each person known to beneficially own 5% or more of either class of the Company's outstanding shares of common stock based upon information supplied to the Company by such persons.

                                                           Shares Owned Beneficially
Name and Address                                           on November 25, 1997 (1)(2)         Percent of Class
----------------                                           ---------------------------         ----------------
Leonard H. Lavin                                           Class A        542,488 (3)                2.37%
2525 Armitage Avenue                                       Class B      5,691,128 (3)               16.97%
Melrose Park, IL  60160

Bernice E. Lavin                                           Class A       534,680  (4)                2.34%
2525 Armitage Avenue                                       Class B     5,500,630  (4)               16.40%
Melrose Park, IL  60160

Carol L. Bernick                                           Class A       573,608  (5)                2.47%
2525 Armitage Avenue                                       Class B     3,624,130  (5)               10.81%
Melrose Park, IL  60160

William W. Wirtz                                           Class A       593,250  (6)                2.59%
680 North Lake Shore Drive                                 Class B     1,794,000  (6)                5.35%
Chicago, IL   60611

FMR Corp.                                                  Class A     4,047,259  (7)               17.51%
82 Devonshire Street                                       Class B       205,488  (7)                  (8)
Boston, MA 02109

NewSouth Capital Management, Inc.                          Class A     1,268,530  (9)                5.55%
1000 Ridgeway Loop Road, Suite 233
Memphis, TN  38120

(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2)    Such ownership is direct,  with sole voting and investment power,  except
       as  indicated  in  subsequent   footnotes.   Each  individual   disclaims
       beneficial ownership of any shares indicated as owned indirectly.

(3) Includes 954,948 Class B shares held as co-trustee with Mrs. Bernick of a grantor annuity trust for the benefit of Mr. Lavin; and 542,488 Class A shares and 320,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power. Does not include shares reported as owned by Mrs. Lavin or Mrs. Bernick.

(4) Includes 434,480 Class A shares and 653,728 Class B shares held as sole trustee of trusts for the benefit of Mr. and Mrs. Lavin's children and grandchildren; 954,948 Class B shares held as co-trustee with Mrs. Bernick of a grantor annuity trust for the benefit of Mrs. Lavin; and 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick,


                                                                 18



       for which Mrs. Lavin shares voting and investment power. Does not include 542,488 Class A shares and 320,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin or Mrs. Bernick.

(5) Includes 411,772 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 2,132,880 Class B shares held as co-trustee of grantor annuity trusts for the benefit of Mrs. Bernick's siblings; 1,066,978 Class B shares held as co-trustee of a grantor annuity trust for the benefit of Mrs. Bernick, for which Mrs. Bernick shares voting and investment power; 100,000 Class B shares held as trustee of an insurance trust for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 8,024 Class B shares as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan. Does not include 50,000 Class A shares held by the Bernick Family Foundation of which Mrs. Bernick is a director and the President; 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick; 954,948 Class B shares held as co-trustee with Mrs. Lavin of a grantor annuity trust for the benefit of Mrs. Lavin; 954,948 Class B shares held as co-trustee with Mr. Lavin of a grantor annuity trust for the benefit of Mr. Lavin; and 542,488 Class A shares and 320,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick or shares owned by Mr. and Mrs. Lavin.

(6) Includes 11,250 Class A shares subject to stock options exercisable currently or within 60 days. Also includes 582,000 Class A shares and 1,746,000 Class B shares owned by Wirtz Corporation, of which Mr. Wirtz is president and a director; and 8,000 Class B shares owned by William Wirtz Pension Trust, of which Mr. Wirtz is a trustee.

(7) Includes 3,797,359 Class A shares and 168,712 Class B shares beneficially owned by Fidelity Management & Research Company, an affiliate of FMR Corp., as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and serving as investment adviser to certain other funds which are generally offered to limited groups of investors; 249,900 Class A shares and 36,776 Class B shares beneficially owned by Fidelity Management Trust Company, an affiliate of FMR Corp., as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and serving as investment adviser to certain other funds which are generally offered to limited groups of investors. The number of Class A shares beneficially owned by Fidelity Management & Research Company includes 259,459 shares as a result of the assumed conversion of convertible debentures of the Company. FMR Corp. has sole voting power with respect to 36,776 Class B shares and sole investment power with respect to 4,047,259 Class A shares and 205,488 Class B shares. This information is based on information provided to the Company by FMR Corp. ("FMR") on November 11, 1997 and reflects FMR's holdings as of November 10, 1997.

(8)    Less than 1.0% of the outstanding shares.

(9) Includes 80,000 Class A shares as to which NewSouth Capital Management, Inc. has shared voting power. This information is based on information provided to the Company by New South Capital Management, Inc. ("New South") on October 28, 1997 and reflects New South's holdings as of October 20, 1997.

                         Certain Business Relationships

       During the last fiscal year, the Company retained the law firm of Katten Muchin & Zavis, of which Allan B. Muchin is a senior partner. The Company has retained the firm to perform legal services during the current fiscal year.

               Amendment to the Employee Stock Option Plan of 1988

          On October 23, 1997, the board of directors adopted, subject to stockholder approval, an amendment to the Employee Stock Option Plan of 1988 (the "ACSOP"). The stockholders initially approved the ACSOP on January 20, 1988 and also approved amendments to the ACSOP on January 26, 1994 and January 26, 1995. On October 24, 1996, the ACSOP was amended by the board of directors. The proposed October 23, 1997 amendment to the ACSOP will increase the number of shares of Class A common stock authorized to be issued pursuant to options granted under the ACSOP.

       The board of directors believes that the number of shares of Class A common stock available to be issued pursuant to options granted under the ACSOP should be increased.

       The following summary describes the material terms of the amended ACSOP, including the material change discussed above.

       The ACSOP permits the compensation committee of the board of directors to grant non-qualified options to purchase shares of Class A common stock to eligible key employees of the Company and its subsidiaries who perform services which materially contribute to the management, operation and development of the Company's business. As of November 1, 1997, there were approximately 1,235,000 Class A shares available to be granted under the ACSOP. The proposed amendment to the ACSOP increases the total number of shares of Class A common stock available for grant by 4,000,000 shares. Shares subject to options may be made available from unissued or treasury shares. Shares subject to options which terminate, are surrendered or expire unexercised may be subsequently used to grant additional options under the amended ACSOP. No option may be granted under the ACSOP after February 20, 2003. Approximately 325 key employees currently participate in the ACSOP.

       The price at which shares of Class A common stock may be purchased under the amended ACSOP is determined by the compensation committee of the board of directors, but may not be less than the fair market value of the Class A common stock at the time the option is granted. In the event there is a change in the outstanding Class A common stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, each option granted and the number and kind of shares subject to future options will be adjusted, as may be determined to be equitable by the compensation committee of the board of directors. On November 25, 1997, the closing price of the Class A common stock, as reported on the composite tape of the New York Stock Exchange, was $26.875 per share.

       Options are granted for a term of ten years and become exercisable with respect to 25% of the optioned shares one year after the date of grant and with respect to an additional 25% at the end of each of the three years thereafter. Notwithstanding the foregoing, the compensation committee of the board of directors may (i) specifically provide at the date of grant for another time or times of exercise; (ii) accelerate the exercisability of any option subject to such terms and conditions as the compensation committee of the board of directors deems necessary and appropriate; or (iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option for such additional period as the compensation committee of the board of directors may determine. In no event, however, may the aggregate option period with respect to any option exceed ten years.

       The vesting of all outstanding stock option awards will be accelerated upon the occurrence of a change in control and all outstanding stock option awards will either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option awards.

       An option granted under the ACSOP is not assignable or transferable other than by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the optionee only by him or her. An option transferred by will or the laws of descent and distribution may only be exercised by the legatee or distributee during the one-year period following the optionee's death and may only be exercised to the extent it was exercisable by the optionee prior to his or her death.

       Options may be exercised by giving written notice to the Secretary of the Company, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check or by delivery of shares of Class A common stock, or by a combination of these methods. In addition, when an optionee is required to pay to the Company an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an option, the optionee may satisfy this obligation, in whole or in part, by making an election to have the Company withhold shares of Class A common stock, or, if the compensation committee of the board of directors so determines, by delivering shares of Class A common stock having a value equal to the amount required to be withheld. Class A common stock delivered or withheld will be valued at the fair market value on the date of exercise.

       The Company understands that under existing federal income tax law, there will be no federal income tax consequences to either the optionee or the Company on the grant of an option. Upon the exercise of a non-qualified option, the optionee will have taxable ordinary income equal to the difference between the option price and the fair market value of the shares received on the exercise. The Company will be entitled to a tax deduction in an amount equal to such difference, provided the Company complies with applicable tax withholding rules. Any additional gain or loss realized on the sale or exchange of shares received upon the exercise of a non-qualified option will be treated as long-term, mid-term or short-term capital gain or loss, depending on how long the optionee held the shares after the date of exercise.

       Optionees may deliver previously-owned shares of Class A common stock in payment of the option price. In such case, the Company understands that (i) with respect to the evenly exchanged shares, no gain or loss will be recognized by the optionee at the time of exercise, and the basis and holding period of the equal number of new shares received in the exchange will be the same as the basis and the holding period of the surrendered shares, and (ii) with respect to the additional shares received upon exercise, the optionee will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value on the date of exercise less any cash paid upon exercise. The basis of additional shares received will be equal to their fair market value on the date of exercise.

       The ACSOP may be amended, suspended or discontinued by the board of directors at any time, provided, however that no such amendment, suspension or discontinuance may (i) adversely affect or impair any option previously granted without the consent of the optionee or (ii) except as otherwise provided in the ACSOP, increase the total number of shares which may be granted or decrease the minimum price at which options may be granted without the approval of the stockholders.

       The board of directors recommends that the stockholders vote FOR the amendment to the Employee Stock Option Plan of 1988.

       Amendment to the 1994 Stock Option Plan For Non-Employee Directors

       On October 23, 1997, the board of directors adopted, subject to stockholder approval, an amendment to the 1994 Stock Option Plan For
Non-Employee Directors (the "Director Plan"). The stockholders initially approved the Director Plan on January 26, 1995. On October 24, 1996 and October 23, 1997, the Director Plan was amended by the board of directors. The proposed October 23, 1997 amendment to the Director Plan will increase the number of shares of Class A common stock authorized to be issued pursuant to options granted under the Director Plan.

       The board of directors believes that the number of shares of Class A common stock available to be issued pursuant to options granted under the Director Plan should be increased.

       The following summary describes the material terms of the Director Plan, including the material change discussed above.

       The Director Plan permits the granting of non-qualified options to purchase shares of Class A common stock to eligible directors who are not officers or employees of the Company or any of its subsidiaries. As of November 1, 1997, there were 30,000 Class A shares available to be granted under the Director Plan. The proposed amendment to the Director Plan increases the total number of shares of Class A common stock available for grant by 60,000 shares. Shares subject to options may be made available from unissued or treasury shares. Any shares released from any unexercised or expired options may be made the subject of additional options granted under the Director Plan. No option may be granted under the Director Plan after October 27, 2004.

       The Director Plan provides that an option to purchase 7,500 shares of Class A common stock will automatically be granted by the board of directors, without further action, to each eligible director of the Company upon his or her initial election or appointment as a director of the Company, provided, however, that no person may be granted more than one such option under the plan. Currently, eight directors participate in the Director Plan.

       The exercise price of options granted under the Director Plan will be the fair market value of the Class A common stock on the date of grant. In the event there is any change in the outstanding Class A common stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, each option and the number and kind of shares subject to future options under the Director Plan will be adjusted, as determined by the board of directors. On November 25, 1997, the closing price of the Class A common stock, as reported on the composite tape of the New York Stock Exchange, was $26.875 per share.

       Each option granted under the Director Plan will be for a ten-year term and will become exercisable with respect to 25% of the total number of shares one year after the date of grant and with respect to an additional 25% at the end of each of the three years thereafter.

       The vesting of all outstanding stock option awards will be accelerated upon the occurrence of a change in control and all outstanding stock option awards will either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option awards.

       Options are not transferable other than by will or the laws of descent and distribution and an option may be exercised during the director's lifetime only by the director. If the director dies without having fully exercised his or her option, the executor or administrator or his or her estate or his or her legatees or distributees may exercise the option during a one-year period following the director's death (or at the expiration of the term of such option if sooner) but only to the extent the director could have exercised the option at the date of his or her death. If a director resigns from the board of directors due to physical disability or retirement, the director's option shall terminate three months after his or her resignation (or at the expiration of the term of such option if sooner) and may be exercised only to the extent the director could have exercised the option at the date of his or her resignation. If a director resigns from the board of directors for any reason other than physical disability or retirement, the director's option shall terminate upon said resignation.

       Options may be exercised by giving written notice to the Secretary of the Company, specifying the number of shares to be purchased, accompanied by the full purchase price for such number of shares, either in cash, by check, or in shares of Class A common stock, or a combination thereof. Class A common stock delivered in payment of the exercise price will be valued at its fair market value on the date of exercise.

       The Company understands that under existing federal income tax law, there will be no federal income tax consequences to either the director or the Company on the grant of the option. On the exercise of an option, the director will have taxable ordinary income equal to the difference between the option price and the fair market value of the shares received on the exercise. The Company will be entitled to a tax deduction in an amount equal to such difference, provided the Company complies with applicable tax reporting rules. Any additional gain or loss realized on the sale or exchange of shares received upon exercise will be long-term, mid-term or short-term capital gain or loss, depending on how long the director held the shares after the date of exercise.

       Directors may deliver previously-owned shares of Class A common stock in payment of the option price. In such case, the Company understands that (i) with respect to the evenly exchanged shares, no gain or loss will be recognized by the director at the time of exercise, and the basis and holding period of the equal number of new shares received in the exchange will be the same as the basis and the holding period of the surrendered shares, and (ii) with respect to the additional shares received upon exercise, the director will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value on the date of exercise less any cash paid upon exercise. The basis of additional shares received will be equal to their fair market value on the date of exercise.

       The  Director  Plan  may be  amended  or  discontinued  by the  board  of directors at any time, provided, however, that no such amendment or discontinuance shall (i) change or impair any option previously granted without the consent of the director or (ii) except as otherwise provided in the plan, without stockholder approval increase the maximum number of shares which may be purchased by all eligible directors under the Director Plan, change the purchase price, or change the option period or increase the time limitations on the grant of options.

       The board of directors recommends the stockholders vote FOR the amendment to the 1994 Stock Option Plan For Non-Employee Directors.

             Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on its review of such reports received by it, the Company believes that during fiscal year 1997 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Mr. David D. DeTomaso, a former executive officer of the Company, and Dr. Harold M. Visotsky and Mr. A. Robert Abboud, directors of the Company, all reported an option exercise on a Form 4 after the required filing date.

                         Independent Public Accountants

       The board of directors of the Company has selected KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending September 30, 1998. KPMG Peat Marwick LLP has served the Company in the capacity of independent public accountants since 1955. Representatives of that firm are expected to be present at the annual meeting of stockholders with an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions presented at the meeting by stockholders.

                                 Other Business

       Management knows of no other matters which will be brought before the meeting. However, if other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. For business to be properly brought before the meeting by a stockholder, notice in proper written form must be given to the Secretary not less than 30 days before the meeting and otherwise be in compliance with the Company's By-Laws.

                              Stockholder Proposals

       The deadline for receipt by the Company of stockholder proposals for inclusion in the Company's 1998 proxy materials is August 13, 1998.

                      Cost and Method of Proxy Solicitation

       The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, brokerage houses, nominees and other custodians and fiduciaries will be requested to send the proxy material to their principals and the Company will reimburse them for their reasonable expenses.

                                    By Order of the Board of Directors



                                    /s/ Bernice E. Lavin
                                    BERNICE E. LAVIN
                                    Secretary

                                   DETACH HERE


P                            ALBERTO-CULVER COMPANY
R
O                        Annual Meeting, January 22, 1998
X
Y                     Proxy Solicited by Board of Directors

             The undersigned hereby appoints HOWARD B. BERNICK, WILLIAM J. CERNUGEL AND BERNICE E. LAVIN, each with power of substitution, to vote all shares which the undersigned stockholder would be entitled to vote if personally present and, if applicable, hereby directs the trustee of the Alberto-Culver Company Employees' Profit-Sharing Plan to vote the shares of stock of Alberto-Culver Company allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to such employee benefit plan at the Annual Meeting of Stockholders of Alberto-Culver Company to be held on January 22, 1998, and at any adjournment thereof.



             WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE, "FOR" THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN OF 1988 TO INCREASE THE TOTAL NUMBER OF SHARES, AND "FOR" THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS TO INCREASE THE TOTAL NUMBER OF SHARES.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                               SEE REVERSE SIDE

         X  PLEASE MARK
            VOTES AS IN
            THIS EXAMPLE


1. Election of Directors

Nominees: Robert P. Gwinn,William W. Wirtz,Lee W. Jennings and A. G. Atwater,Jr.

  FOR                   WITHHELD


                                      For all nominees except as noted above

2. Amendment to the Company's Employee Stock Option Plan of 1988 to increase the number of shares by 4,000,000 shares.

  FOR                   AGAINST              ABSTAIN


3. Amendment to the Company's 1994 Stock Option Plan for Non-Employee Directors to increase the number of shares by 60,000 shares.

  FOR                   AGAINST               ABSTAIN


4. In the discretion of the board of directors, on any other matters that may properly come before the meeting.


           MARK HERE
           FOR ADDRESS
           CHANGE AND
           NOTE BELOW




The board of directors recommends a vote FOR the nominees for director listed hereon, FOR the proposed amendment to the Company's Employee Stock Option Plan of 1988 to increase the number of shares by 4,000,000 shares, and FOR the proposed amendment to the Company's 1994 Stock Option Plan for Non-Employee Directors to increase the number of shares by 60,000 shares.

Please sign here exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing. Where there is more than one owner, each must sign.

Signature:                                                  Date:

Signature:                                                  Date:

December 12, 1997


Dear Profit Sharing Plan Participant:

The Annual Meeting of Stockholders of Alberto-Culver Company (Company) will be held on January 22, 1998. The record date for determining stockholders entitled to vote at the meeting was November 25, 1997. Through your participation in the Alberto-Culver Company Employees' Profit Sharing Plan (Plan), you are the beneficial owner of Alberto-Culver Company Class B Common Stock and have the right to instruct the trustee of the Plan how to vote your shares.

The number of Alberto-Culver shares in your account appears at the top of the enclosed proxy card and is identified by a specific suffix; PS1 (i.e., Alberto-Culver Company), PS2 (i.e., Sally Beauty Company) or PS3 (i.e.,
Alberto-Culver Puerto Rico). If you are the registered shareholder of either Class A or Class B Common Stock outside of the Plan, these shares will be identified on your proxy card by a suffix; CLA (i.e., Class A Common Stock) and CLB (i.e., Class B Common Stock).

Please read the enclosed Notice of Annual Meeting and Proxy Statement carefully. You need to mark your choices, sign the enclosed proxy card and return the card in the enclosed postage-paid envelope to the Company's transfer agent, Bank of Boston c/o Boston EquiServe L.P. before January 19, 1998 .

The trustee of the Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card for inclusion in the tally at the Annual Meeting. Proxy cards for Plan shares that are not returned or are returned unsigned will be voted proportionally according to all other votes received by the trustee.

Sincerely,

/s/ Kent E. Madlinger
Kent E. Madlinger
Manager, Retirement & Incentive Plans